UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2007

Beneficial Mutual Bancorp, Inc.
(Exact name of registrant as specified in its charter)

United States	1-33476	56-2480744
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

510 Walnut Street, 19th Floor, Philadelphia, Pennsylvania 19109
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code): (215) 864-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On July 13, 2007, Beneficial Mutual Bancorp, Inc. (“BMBI”) and its wholly owned subsidiary, Beneficial Mutual Savings Bank, executed a three-year employment agreement with Gerard P. Cuddy, President and Chief Executive Officer of BMBI and the Bank. The material terms of the employment agreement were previously disclosed in BMBI’s Registration Statement on Form S-1 (File No. 333-141289) (the “Registration Statement”) and a form of the employment agreement was filed as Exhibit 10.5 to the Registration Statement.

Item 2.01.  Completion of Acquisition of Assets

BMBI completed its acquisition of FMS Finanical Corporation (“FMS”) effective July 13, 2007. The merger was consummated pursuant to the Agreement and Plan of Merger dated as of October 12, 2006 (“Merger Agreement”) between BMBI, Beneficial Savings Bank MHC and Beneficial Mutual Savings Bank and FMS and Farmers & Mechanics Bank. In accordance with the Merger Agreement, FMS merged with and into BMBI and FMS’ primary subsidiary, Farmers & Mechanics Bank, merged with and into Beneficial Mutual Savings Bank.

The final consideration paid in the transaction consisted of approximately 11,915,200 shares of BMBI common stock and $64.2 million.

For further information, reference is made to the press release dated July 13, 2007, which is included as Exhibit 99.1 to htis report and is incorporated herein by reference.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

In connection with the merger of FMS with and into BMBI completed on July 13, 2007, Craig W. Yates and Roy D. Yates were appointed as directors of BMBI and trustees of Beneficial Mutual Savings Bank. Messrs. Craig Yates and Roy Yates formerly served as directors of FMS and Farmers & Mechanics Bank. Messrs. Craig Yates and Roy Yates have not been appointed to any committees of the board of directors at this time.

Item 8.01. Other Events

On July 13, 2007, the Company announced it had consummated its minority stock issuance, as well as the acquisition of FMS. The Company’s common stock began trading on July 16, 2007 on the Nasdaq Global Select Market under the symbol “BNCL.”

The purchasers of stock in the subscription offering, The Beneficial Foundation, and former FMS shareholders who received BMBI’s common stock in the merger will own 44.33% of BMBI’s outstanding shares of common stock and the MHC will own 55.67% of BMBI’s outstanding shares of common stock.

For more information, reference is made to the Company’s press release dated July 13, 2007, a copy of which is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(a)    Financial statements of businesses acquired.

BMBI will provide the financial statements of FMS required by paragraph (a) of Item 9.01 of Form 8-K on a Form 8-K/A within 71 days of the date that this initial report on Form 8-K is required to be filed with the Securities and Exchange Commission.

(b)    Pro forma financial information.

BMBI will provide the pro forma information required by paragraph (b) of Item 9.01 of Form 8-K on a Form 8-K/A within 71 days of the date that this initial report on Form 8-K is required to be filed with the Securities and Exchange Commission.

(c)    Not applicable.

(d)    Exhibits.

Exhibit Number	Description

2.1
Agreement and Plan of Merger, dated October 12, 2006, by and among Beneficial Savings Bank MHC, Beneficial Mutual Bancorp, Inc. and Beneficial Mutual Savings Bank and FMS Financial Corporation and Farmers & Mechanics Bank

99.1	Press release dated July 13, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

BENEFICIAL MUTUAL BANCORP, INC.

Date: July 18, 2007	By:	/s/ Joseph F. Conners
Joseph F. Conners
Executive Vice President and Chief Financial Officer